Filed pursuant to Rule 424(b)(3)

Registration No. 333-253433

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated March 15, 2021)

BAKHU HOLDINGS, CORP.

This Prospectus Supplement No. 2 dated June 21, 2021, contains information that supplements and updates our Prospectus dated March 15, 2021 (the “Original Prospectus”) and Prospectus Supplement No. 1 dated March 18, 2021, incorporated herein by this reference. Since it contains only the most recent developments, this supplement should be read in conjunction with the Original Prospectus and Prospectus Supplements thereafter.

This prospectus relates to the resale by selling stockholders beginning on page 20 of up to 115,964,933 shares of our common stock, $0.001par value, including 39,483,897 shares to be sold by our affiliates,

Quarterly Report on Form 10-Q

Attached hereto and incorporated by reference herein is our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021, which we filed with the Securities and Exchange Commission on June 21, 2021. The information set forth in the attached Quarterly Report supplements and amends the information contained in the Prospectus.

Unregistered Sale of Equity Securities

On April 27, 2021, the Company issued 115,000 restricted shares of Common Stock to Thomas K. Emmitt upon Mr. Emmitt’s cashless exercise of 200,000 vested options at an exercise price of $5.10 per share on April 22, 2021. Based on the closing price of the Company’s Common Stock of $12.00 on April 22, 2021, 85,000 shares were canceled in payment of the aggregate exercise price of $1,020,000, resulting in the issuance of the 115,000 shares. No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933. As an officer and director of the Company, Mr. Emmitt is intimately acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Also, on April 27, 2021, the Company issued 126,882 restricted shares of Common Stock to Aristotle Popolizio upon Mr. Popolizio’s cashless exercise of 200,000 vested options at an exercise price of $5.10 per share on April 26, 2021. Based on the closing price of the Company’s Common Stock of $13.95 on April 26, 2021, 73,118 shares were canceled in payment of the aggregate exercise price of $1,020,000, resulting in the issuance of the 126,882 shares. No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933. As an officer and director of the Company, Mr. Popolizio is intimately acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Filed pursuant to Rule 424(b)(3)

Registration No. 333-253433

Also, on April 27, 2021, the Company issued 126,882 restricted shares of Common Stock to Peter Whitton upon Mr. Whitton’s cashless exercise of 200,000 vested options at an exercise price of $5.10 per share on April 26, 2021. Based on the closing price of the Company’s Common Stock of $13.95 on April 26, 2021, 73,118 shares were canceled in payment of the aggregate exercise price of $1,020,000, resulting in the issuance of the 126,882 shares. No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933. As a director of the Company, Mr. Whitton is intimately acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Also, on April 27, 2021, the Company issued 126,882 restricted shares of Common Stock to Evripides (Roy) Drakos upon Mr. Drakos’ cashless exercise of 200,000 vested options at an exercise price of $5.10 per share on April 26, 2021. Based on the closing price of the Company’s Common Stock of $13.95 on April 26, 2021, 73,118 shares were canceled in payment of the aggregate exercise price of $1,020,000, resulting in the issuance of the 126,882 shares. No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933. As a director of the Company, Mr. Drakos is intimately acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

On May 25, 2021, the Company issued 23,334 restricted shares of Common Stock to an accredited investor for cash at $3.00 per share for aggregate consideration of $70,000.  No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

On June 15, 2021, the Company issued 50,000 restricted shares of Common Stock to three accredited investors for cash at $3.00 per share for aggregate consideration of $150,000.  No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

Entry into a Material Definitive Agreement

Consulting Agreement

On June 7, 2021 the Company entered into a Consulting Agreement with Fourth and G Holdings, LLC, a Delaware limited liability company (the “Consultant”), owned and controlled by Christopher Ganan.  Mr. Ganan, a seasoned executive and entrepreneur, through his entity, will advise the Company on various projects and undertakings, in furtherance of the Company’s long-term objectives, growth and optimizing the value of the Company.  The term of the Consulting Agreement is two (2) years, subject to earlier termination.

Pursuant to the Consulting Agreement, in consideration for certain advisory services rendered by the Consultant, the Company granted Consultant a Warrant (the “Tranche 1 Warrant”) to purchase 1,500,000 shares of Common Stock at an exercise price of $3.00 per share. The Tranche 1 Warrant shall vest, subject to the Consultant’s continued services with the Company under the Consulting Agreement, through the applicable vesting date, as follows:

(a)right to purchase three hundred thousand (300,000) Warrant Shares will vest and be exercisable on the Effective Date;

(b)provided the Consulting Agreement is in full force and effect, right to purchase an additional 400,000 Warrant Shares shall vest and be exercisable on the sixth month anniversary of the Effective Date;

(c)provided the Consulting Agreement is in full force and effect, right to purchase an additional 400,000 Warrant Shares shall vest and be exercisable, on the one-year anniversary of the Effective Date;

Filed pursuant to Rule 424(b)(3)

Registration No. 333-253433

(d)provided the Consulting Agreement is in full force and effect, right to purchase an additional 400,000 Warrant Shares shall vest and be exercisable, on the two-year anniversary of the Effective Date; and.

Notwithstanding Sections 4(a) through (d) above, in the event of a Transaction as defined in the Consulting Agreement, unvested Warrants may be subject to acceleration of vesting as provided in Section 4.3 of the Consulting Agreement.

Additionally, in consideration for services by the Consultant related to the sale of Sublicense Agreements, the Company granted Consultant a Warrant (the “Tranche 2 Warrant”) to purchase 28,500,000 shares of Common Stock at an exercise price of $3.00 per share. Subject the Consulting Agreement being in full force and effect, the Tranche 2 Warrant shall vest as follows:

(a)the right to purchase 8,500,000 Warrant Shares will vest and be exercisable upon the execution of the fifth (5th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(b)the right to purchase an additional 6,000,000 Warrant Shares will vest and be exercisable upon the execution of the tenth (10th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(c)the right to purchase an additional 5,000,000 Warrant Shares will vest and be exercisable upon the execution of the fifteenth (15th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(d)the right to purchase an additional 4,000,000 Warrant Shares will vest and be exercisable upon the execution of the twentieth (20th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(e)the right to purchase an additional 2,000,000 Warrant Shares will vest and be exercisable upon the execution of the first Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement;

(f)the right to purchase an additional 2,000,000 Warrant Shares will vest and be exercisable upon the execution of the second Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement; and

(g)the right to purchase an additional 1,000,000 Warrant Shares will vest and be exercisable upon the execution of the third Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement.

Notwithstanding Sections 4(a) through (g) above, in the event of a Transaction as defined in the Consulting Agreement, unvested Warrants may be subject to acceleration of vesting as provided in Section 4.3 of the Consulting Agreement.

The Tranche 1 and Tranche 2 Warrants may be exercised by the payment of the aggregate exercise price cash payment of immediately available funds, or pursuant to the Cashless Exercise as described in the Consulting Agreement.

Further, pursuant to the Consulting Agreement, if the Company closes a Transaction with a Transaction Value of less than $1.25 Billion, the Company shall pay the Consultant a Transaction Bonus of 5,000,000 shares of Common Stock.

Filed pursuant to Rule 424(b)(3)

Registration No. 333-253433

The foregoing summary descriptions of the terms of the Consulting Agreement, Tranche 1 and Tranche 2 Warrants, are a summary only and does not purport to be complete, may not contain all information that is of interest to the reader and is qualified in its entirety by reference to the full text of the Consulting Agreement, Trance 1 Warrant and Tranche 2 Warrant, attached as Exhibits 10.01, 10.02 and 10.02 to the Current Report on Form 8-K filed by the Company on June 16, 2021.

*****

This Prospectus Supplement No. 2 should be read in conjunction with, and delivered with, the Original Prospectus, and Prospectus Supplement No. 1, and is qualified by reference to such Prospectus except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained in the Original Prospectus and Prospectus Supplements thereafter.

Our common stock is quoted on the Pink Sheet Tier of the OTC Markets under the symbol “BKUH.” On June 17, 2021, the closing bid quotation of our common stock was $3.50.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 7 of the Original Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that the Original Prospectus, Prospectus Supplement No. 1 or this Prospectus Supplement No. 2 is truthful or complete.  A representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is June 21, 2021.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended:  April 30, 2021

Commission File Number: 000-55862

BAHKU HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	26-0510649
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One World Trade Center, Suite 130, Long Beach, California 90831

(Address of principal executive offices, Zip Code)

(858) 682-2548

(Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒   No ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Sec. 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes ☐ No ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

 Yes ☐   No ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

As of June 17, 2021, the Registrant had 300,652,980 shares of Common Stock outstanding.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

PART I

FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

BAKHU HOLDINGS, CORP.

Consolidated Balance Sheets

(Unaudited)

	April 30, 2021	July 31, 2020
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$1,379	$19,754

Total Current Assets	1,379	19,754

TOTAL ASSETS	$1,379	$19,754

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$176,530	$50,404
Accrued interest	48,044	14,736
Notes payable - related parties	1,254,278	374,278

Total Current Liabilities	1,478,852	439,418

TOTAL LIABILITIES	1,478,852	439,418

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.001 par value; 50,000,000 shares authorized, 4 and 4 shares issued and outstanding, respectively	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized, 300,609,646 and 300,114,000 shares issued and outstanding, respectively	300,610	300,114
Additional paid-in capital	17,192,852	15,004,900
Accumulated deficit	(18,970,935)	(15,724,678)

Total Stockholders' Equity (Deficit)	(1,477,473)	(419,664)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,379	$19,754

The accompanying notes are an integral part of these financial statements.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

BAKHU HOLDINGS, CORP.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 30,		April 30,
	2021	2020	2021	2020

NET REVENUES	$-	$-	$-	$-

OPERATING EXPENSES

Consulting fees	815,854	554,277	2,536,856	560,362
Professional fees	112,050	49,770	263,153	131,805
Selling, general and administrative	307,563	2,788	412,543	17,413

Total Operating Expenses	1,235,467	606,835	3,212,552	709,580

LOSS FROM OPERATIONS	(1,235,467)	(606,835)	(3,212,552)	(709,580)

OTHER INCOME (EXPENSES)

Interest expense	(16,007)	(6,175)	(33,705)	(11,643)

Total Other Income (Expenses)	(16,007)	(6,175)	(33,705)	(11,643)

LOSS BEFORE INCOME TAXES	(1,251,474)	(613,010)	(3,246,257)	(721,223)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(1,251,474)	$(613,010)	$(3,246,257)	$(721,223)

BASIC NET LOSS PER SHARE	$(0.00)	$(0.00)	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	300,141,445	295,329,455	300,122,947	291,037,507

The accompanying notes are an integral part of these financial statements.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

BAKHU HOLDINGS, CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended April 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(3,246,257)	$(721,223)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	2,188,448	553,091
Changes in operating assets and liabilities:
Accounts payable	126,126	5,681
Accrued liabilities	33,308	9,563

Net Cash Used by Operating Activities	(898,375)	(152,888)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Payments on notes payable - related parties	(2,000)	(18,316)
Proceeds from notes payable - related parties	882,000	170,081

Net Cash Provided by Financing Activities	880,000	151,765

DECREASE IN CASH AND CASH EQUIVALENTS	(18,375)	(1,123)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	19,754	1,633

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,379	$510

SUPPLEMENTAL DISCLOSURES:

Cash Payments For:
Interest	$-	$-
Income taxes	$-	$-

Non-cash financing activity:
Issuance of notes payable - related parties to replace short term borrowings - related parties	$-	$147,513
Stock issued for the exercise of stock options	$496	$-

The accompanying notes are an integral part of these financial statements.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

BAKHU HOLDINGS, CORP.

Consolidated Statements of Stockholders' Equity (Deficit)

(Unaudited)

	Nine Months Ended April 30, 2021
					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, July 31, 2020	4	-	300,114,000	300,114	15,004,900	(15,724,678)	(419,664)

Issuance of stock options	-	-	-	-	875,379	-	875,379

Net loss for the three months ended October 31, 2020	-	-	-	-	-	(1,060,854)	(1,060,854)

Balance, October 31, 2020	4	-	300,114,000	300,114	15,880,279	(16,785,532)	(605,139)

Issuance of stock options	-	-	-	-	656,534	-	656,534

Net loss for the three months ended January 31, 2021	-	-	-	-	-	(933,929)	(933,929)

Balance, January 31, 2021	4	-	300,114,000	300,114	16,536,813	(17,719,461)	(882,534)

Issuance of stock options	-	-	-	-	656,535	-	656,535

Stock issued for exercise of stock options	-	-	495,646	496	(496)	-	-

Net loss for the three months ended April 30, 2021	-	-	-	-	-	(1,251,474)	(1,251,474)

Balance, April 30, 2021	4	$-	300,609,646	$300,610	$17,192,852	$(18,970,935)	$(1,477,473)

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

	Nine Months Ended April 30, 2020
					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, July 31, 2019	4	-	288,938,184	288,938	14,177,986	(14,618,012)	(151,088)

Net loss for the three months ended October 31, 2019	-	-	-	-	-	(34,732)	(34,732)

Balance, October 31, 2019	4	-	288,938,184	288,938	14,177,986	(14,652,744)	(185,820)

Net loss for the three months ended January 31, 2020	-	-	-	-	-	(73,481)	(73,481)

Balance, January 31, 2020	4	-	288,938,184	288,938	14,177,986	(14,726,225)	(259,301)

Stock issued for consulting fees	-	-	11,061,816	11,062	542,029	-	553,091

Net loss for the three months ended April 30, 2020	-	-	-	-	-	(613,010)	(613,010)

Balance, April 30, 2020	4	$-	300,000,000	$300,000	$14,720,015	$(15,339,235)	$(319,220)

The accompanying notes are an integral part of these financial statements.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

BAKHU HOLDINGS CORP.

Notes to Financial Statements

April 30, 2021

(unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS; BASIS OF PRESENTATION

The Company holds a license to plant cell replication technology and related proprietary equipment, processes, and formulations to produce, manufacture, and sell cannabis-related byproducts—sometimes referred in the industry as cannabinoids—exclusively in North and Central America and the Caribbean for medical, food additive, and recreational uses. Upon successful completion of a full-scale demonstration of the commercial viability of the technology, the Company intends to exploit this intellectual property through sublicenses with third parties that will incorporate the cell replication technology into production plants they fund and build to produce medical, food additive, and recreational cannabis-related products. The Company cannot assure whether or when these benchmarks will be achieved, whether or when the Efficacy Demonstration will be partially or fully successful, or whether the current demonstration criteria will not be relaxed. We do not intend to produce, transport, or sell cannabinoids ourselves.

The Company was incorporated under the laws of the State of Nevada, on April 24, 2008 under the name Planet Resources, Corp.  In May 2009, the Company also began to look for other types of business to pursue that would benefit the shareholders. In order to pursue businesses that may not be in the mining industry the name of the Company was changed with the approval of the Directors and Shareholders to Bakhu Holdings, Corp. on May 4, 2009 (“Bakhu, or the “Company”).

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, April 24, 2008 through April 30, 2021 the Company has accumulated losses of $18,970,935.

On August 9, 2019, the Company formed Cell Science CBD International, Inc., a California corporation as a wholly owned subsidiary.  On November 26, 2019, the name of the subsidiary was changed to CBD Biotech, Inc., (“CBD”).  On January 5, 2020, the Company entered into a Sublicense Agreement with CBD wherein the Company granted a sublicense of the Licensed Science as it relates to the production and manufacturing of cannabis and their byproducts which have measurable tetrahydrocannabinol (THC) concentration potency less than 3% on a dry weight basis.  CBD had no active operations as of April 30, 2021.

In the opinion of management, the Company’s financial statements reflect all adjustments that are of a normal recurring nature necessary for presentation of financial statements for interim periods in accordance with U.S. generally accepted accounting principles (GAAP) and with the instructions to Form 10-Q in Article 10 of SEC Regulation S-X. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. As used in this report, the term the “Company” means Bakhu Holdings Corp. and its subsidiary, unless the context indicates otherwise.

The Company condensed or omitted certain information and footnote disclosures normally included in our annual audited financial statements, which the Company prepared in accordance with GAAP. Our interim financial statements should be read in conjunction with our annual report on Form 10-K for the year ended July 31, 2020, and our quarterly reports on Form 10-Q for the quarters ended October 31, 2020 and January 31, 2021.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

BAKHU HOLDINGS CORP.

Notes to Financial Statements

April 30, 2021

(unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $18,970,935 as of April 30, 2021 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional currency and its reporting currency is the United States dollar.

Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

At January 31, 2021, the Company had one stock-based compensation plan, the 2020 Long-Term Incentive Plan (“2020 Plan”), which is more fully described in Note 3.

On September 22, 2020, the Company granted to each of its directors, Thomas K. Emmitt, Peter Whitton, Aristole Popolizio and Evripides Drakos, a non-qualified stock option to purchase 300,000 shares of common stock, for a total of 1,200,000 shares, at an exercise price of $5.10 per share, representing the current price at which the Company is offering and selling its restricted shares for cash in its capital raising efforts. Such Options shall be exercisable for a period of seven years.  Twenty percent (20%) (i.e. 60,000) of the options shall vest and be exercisable immediately with the remaining 240,000 options vesting at the rate of 1/12 (i.e. 20,000 shares) per month so that all options shall be fully vested and exercisable on the first anniversary of the Grant Date.

The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.  Assumptions used to estimate the fair value of options granted include (1) stock price of $5.10 per share, (2) exercise price of $5.10 per share, (3) expected life of 1 year, (4) expected volatility of 146.49% and (5) risk free interest rate of 0.12%.

Based on the above assumptions, the Company recognized stock-based compensation of $2,188,448 which is included in Consulting fees on the Statement of Operations for the nine months ended April 30, 2021.  As of April 30, 2021, there was $1,094,224 of total unrecognized stock-based compensation that is expected to be recognized over the 1-year vesting period.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

BAKHU HOLDINGS CORP.

Notes to Financial Statements

April 30, 2021

(unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 105, “Earnings per Share.” ASC 105 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Professional fees

Professional fees presented in the financial statements represent accounting fees, audit fees and legal fees associated with the filing of reports with the Securities and Exchange Commission and legal fees associated with documenting our intellectual property rights and preparing to launch a sublicensing program.  Also included in professional fees are fees paid to the stock transfer agent.  The fees are expensed as incurred.

Fiscal Periods

The Company’s fiscal year end is July 31.

Recently Issued Accounting Pronouncements

The Company has reviewed accounting pronouncements issued during the past two years and have adopted any that are applicable to the Company.  The Company has determined that none had a material impact on our financial position, results of operations, or cash flows for the periods presented in this report.

NOTE 3 - PREFERRED AND COMMON STOCK

On August 8, 2018, the Board of Directors of the Company approved the amendment and restatement of the Company’s Articles of Incorporation. The purpose of the amendment and restatement of the Articles of Incorporation was to:

(i)Increase the number of authorized shares of Common Stock to 500,000,000;

(ii)Increase the number of authorized shares of Preferred Stock to 50,000,000;

(iii)Grant the Board of Directors the rights to designate classes of preferred stock, and to define the powers, preferences, rights, and restrictions thereof;

The preferred and common stock has a par value of $0.001 per share.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

BAKHU HOLDINGS CORP.

Notes to Financial Statements

April 30, 2021

(unaudited)

NOTE 3 - PREFERRED AND COMMON STOCK (continued)

On August 8, 2018, the Company issued 4 shares of Series A Preferred Stock to the Company’s controlling shareholder, The OZ Corporation, a California corporation.

On December 20, 2018, the Company entered into a License Agreement with Cell Science, Ltd. (CSH”). Pursuant to the License Agreement, the Company is being granted an exclusive license by CSH with respect to certain patents and intellectual property for the production of phytocannabinoids for use in medical treatments and in exchange for 210,000,000 shares of common stock of the Company. On February 14, 2019, the stock was issued and recorded as consulting fees valued at $10,500,000.

On April 7, 2019, the Company issued 7,000,000 shares of common stock for the conversion of convertible notes payable and accrued interest in the amount of $10,199.

On March 9, 2020, the Company issued 11,061,816 restricted shares of Common Stock to the OZ Corporation, in consideration of ongoing consulting and advisory services provided to the Company, on terms as previously agreed to the Company and the OZ Corporation.  The securities were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. The OZ Corporation is intimately acquainted with the Company’s business plan and proposed activities at the time of issuance and possessed information on the Company necessary to make an informed investment decision. The estimated fair value of the stock was $99,556 and has been expensed and included in “Consulting fees” in the three and six months ended April 30, 2020.

Stock Option Plan

On September 22, 2020, the board of directors adopted the 2020 Long-Term Incentive Plan (“2020 Plan”), under which 20,000,000 shares of our common stock were reserved for issuance by us to attract and retain employees and directors and to provide such persons with incentives and awards for superior performance and providing services to us. The 2020 Plan is administered by a committee comprised of our board of directors or appointed by the board of directors, which has broad flexibility in designing stock-based incentives. The board of directors determines the number of shares granted and the option exercise price pursuant to the 2020 Plan.

On April 27, 2021, the Company issued an aggregate of 495,646 restricted shares of Common Stock upon the cashless exercise of 800,000 vested options at an exercise price of $5.10 per share on April 22, 2021. Based on the closing price of the Company’s Common Stock of $12.00 on April 22, 2021, 304,354 shares were canceled in payment of the aggregate exercise price of $4,080,000, resulting in the issuance of the 495,646 shares.

The following table summarizes the stock option award activity under the 2020 Plan during the nine months ended April 30, 2021:

Number of options
Outstanding at July 31, 2020	-
Granted	1,200,000
Exercised	(800,000)
Forfeited	-
Outstanding at April 30, 2021	400,000

See Stock-based Compensation under Note 2 for description of options granted.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

BAKHU HOLDINGS CORP.

Notes to Financial Statements

April 30, 2021

(unaudited)

NOTE 4 - INCOME TAXES

As of January 31, 2021, the Company had net operating loss carry forwards that may be available to reduce future years’ taxable income through 2030.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 5 - NOTES PAYABLE – RELATED PARTIES

On August 1, 2019, the Company executed a promissory note in favor of Company’s controlling shareholder, The OZ Corporation, to evidence monies loan to the Company from December 26, 2018 through July 31, 2019 in the amount of $147,513, and to evidence any additional amounts that may be loaned to the Company thereafter.  Pursuant to the terms of the promissory note, the principal and unpaid accrued simple interest at the rate of 6.0% per annum shall be due and payable on or before December 31, 2019.  The promissory note also provides that the Company may extend the maturity date for an additional 12 months, until December 31, 2020, by paying an extension fee of 1.00% of the outstanding principal loan balance, which may at the lenders’ option be advanced and added to the then outstanding principal balance.  The principal amount of the promissory note shall be increased by the amount of any additional advances of funds made by The OZ Corporation to the Company, from time to time, from the date of such advance.  Under the terms of the promissory note, The OZ Corporation, at its option may, at any time, convert all or any portion of the then unpaid principal balance and any unpaid accrued interest into shares of the Company’s common stock.  The number of shares of common stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the then unpaid principal balance and any unpaid accrued interest of the promissory note being converted by (ii) 80% of the average closing price of the common stock of the Company, for the ninety (90) trading days before the conversion date, rounded up to the nearest whole share.  The principal balance and accrued interest due on the note was $1,254,278 and $48,044, respectively as of April 30, 2021.

The Company did not assign any value to the conversion feature of the Note because the 80% of the common stock of the Company had a negative book value of as of April 30, 2021, and continues to have a negative book value.  Furthermore, the Company has not generated any revenue to date.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Under the April 2020 strategic alliance agreement and related sublicense between the Company’s subsidiary, CBD Biotech, Inc., and Integrity Cannabis Solutions, Inc. (“ICS”), the Company is obligated to issue to ICS that number of shares of Bakhu common stock equal to 0.5% of the number of shares outstanding as of the date that the production facility of ICS is completed and commences production. Further, if the sublicense is terminated, CBD Biotech will be obligated to repay to ICS its initial $250,000 license fee and reimburse ICS for the cost of the laboratory operational equipment used in its production facility, which thereafter will be owned and managed jointly by ICS and CBD Biotech.

NOTE 7 – SUBSEQUENT EVENTS

On May 25, 2021, the Company issued 23,334 restricted shares of Common Stock to an accredited investor for cash at $3.00 per share for aggregate consideration of $70,000.

On June 15, 2021, the Company issued 50,000 restricted shares of Common Stock to three accredited investor for cash at $3.00 per share for aggregate consideration of $150,000.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

ITEM 2.MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act relating to future events or our future performance. The following discussion should be read in conjunction with our consolidated financial statements and notes to our financial statements included elsewhere in this report. This discussion contains forward-looking statements that relate to future events or our future performance. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, we cannot assure that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Business Overview

We hold a license to plant cell replication technology and related proprietary equipment, processes, and formulations to produce, manufacture, and sell cannabis-related byproducts—sometimes referred in the industry as cannabinoids—in North and Central America and the Caribbean for medical, food additive, and recreational uses.  Upon successful completion of a full-scale demonstration of the commercial viability of the technology, which we refer to as the “Efficacy Demonstration”, we intend to exploit this intellectual property through sublicenses with third parties that will incorporate the cell replication technology into production plants they fund and build to produce medical, food additive, and recreational cannabis-related products. We cannot assure whether or when these benchmarks will be achieved, whether the Efficacy Demonstration will be partially or fully successful, or whether the demonstration criteria will not be changed. We do not intend to produce, transport, or sell cannabinoids ourselves.

We conduct our activities pursuant to an Amended Restated License for cell-extraction and replication technology and related proprietary equipment, processes, and medium formulations to be used in a commercially-sized bioreactor laboratory to produce cannabinoids. In consideration of the grant of this license, we agreed to issue 210,000,000 shares of our common stock to Cell Science.

Since entering into the Amended Restated License, we have not generated revenue and have devoted our limited management, technical, and financial resources to pay general and administrative expenses in order to position us to be able to commercially exploit the licensed technology after completion of the efficacy testing required to demonstrate its commercial viability, organize our corporate structure, and seek substantial amounts of additional capital required to implement our business plan.

 We were organized in Nevada on April 24, 2008, under the name Planet Resources, Corp., to reprocess mine tailings from previous mining operations. We were not successful in implementing this business plan. Various alternatives were considered to ensure our viability and solvency, but we had no activities between April 2011 and June 2018. In order to revive our Company, a receiver was appointed in a Nevada state court proceeding in August 2015. On May 15, 2018, we privately sold 335,000 shares of restricted common stock, which constituted about 56% of our issued common stock, at $1.00 per share to OZ Corporation, which appointed new management and directors. We were released from receivership in July 2018.

Following the above change in control, we embarked on our new business plan to license and commercialize cell-extraction and replication technologies, primarily for medical products for pain relief and insomnia.

Results of Operations

Following is management’s discussion of the relevant items affecting results of operations for the three and nine months ended April 30, 2021, and 2020.

Revenues. We generated no net revenues during the three and nine months ended April 30, 2021, and 2020. We do not expect to generate revenues until the Efficacy Demonstration is successfully completed and we launch our proposed sublicensing program. We cannot predict whether or when that may occur.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

Consulting Fees. Consulting fees were $815,854 and $554,277 for the three months ended April 30, 2021, and 2020, respectively.  Consulting fees were $2,536,856 and $560,362 for the nine months ended April 30, 2021, and 2020, respectively.  During the nine months ended April 30, 2021, we issued 1,200,000 stock options.  We recognized stock-based compensation of $2,188,448 for the nine months ended April 30, 2021.  As of April 30, 2021, there was $1,094,224 of total unrecognized stock-based compensation that is expected to be recognized over the 1-year vesting period.

Professional Fees. Professional fees were $112,050 and $554,277 for the three months ended April 30, 2021, and 2020, respectively.  Professional fees were $263,153 and $131,805 for the nine months ended April 30, 2021, and 2020, respectively.  Legal fees have increased due to revising the Amended Restated License with Cell Science as described above and preparing to launch our sublicensing program.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $307,563 and $2,788 for the three months ended April 30, 2021, and 2020, respectively. Selling, general and administrative expenses were $412,543 and $17,413 for the nine months ended April 30, 2021, and 2020, respectively. The increase in SG&A expenses is a result of an increase in our operations and increased laboratory expenses, including but not limited to rent, license fee, insurance, equipment, staff and other related laboratory related costs.

Other Income (Expenses). We had net other expenses of $16,007 and $6,175 for the three months ended April 30, 2021, and 2020, respectively. We had net other expenses of $33,705 and $11,643 for the nine months ended April 30, 2021, and 2020, respectively. Other expenses incurred were comprised of interest expenses related to our notes payable to related parties.

Net Loss. We had a net loss of $1,251,474 for the three months ended April 30, 2021, compared to a net loss of $613,010 for the three months ended April 30, 2020. We had a net loss of $3,246,257 for the nine months ended April 30, 2021, compared to $721,223 for the nine months ended April 30, 2020. The increase in net loss was mainly due to the stock options issued during the period, increased laboratory expenses including but not limited to rent, license fee, insurance, equipment, staff and other related laboratory related costs, and higher expenses incurred during the nine months ended April 30, 2021, associated with the Amended Restated License.

Liquidity And Capital Resources

As of April 30, 2021, our primary source of liquidity consisted of $1,379 in cash and cash equivalents. Since inception, we have financed our operations through a combination of short and long-term loans and through the private placement of our common stock.

We do not believe that the Company’s current capital resources will be sufficient to fund its operating activity and other capital resource demands during the next year. Our ability to continue as a going concern is contingent upon our ability to obtain capital through the sale of equity or issuance of debt, and ultimately attaining profitable operations. We expect that any financing we receive will be similar to what we have heretofore received over the previous two years to enable us to operate, which financing consists of short-term loans from related parties at negotiated rates of interest. We cannot assure you that we will be able to successfully complete any of these activities.

We are presently seeking additional debt and equity financing to provide sufficient funds for payment of obligations incurred and to fund our ongoing business plan. We expect to generate revenue pursuant to our new business plan, dependent on the results on the Efficacy Demonstration now underway. We cannot assure you, however, that any such financings will be available or will otherwise be made on terms acceptable to us or that our present shareholders might suffer substantial dilution as a result.

For the nine months ended April 30, 2021, cash decreased $18,375 from $19,754 at July 31, 2020 to $1,379 at April 30, 2021.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

Net cash used in operating activities was $898,375 during the nine months ended April 30, 2021, with a net loss of $3,246,257, stock-based compensation of $2,188,448, an increase in accounts payable of $126,126 and an increase in accrued liabilities of $33,308.

During the nine months ended April 30, 2021, we had no net cash flows from investing activities.

During the nine months ended April 30, 2021, we had $880,000 in net cash provided by financing activities which consisted of proceeds from notes payable – related parties in the amount of $882,000 which was offset by payments on notes payable – related parties of $2,000.

Critical Accounting Pronouncements

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements included in our July 31, 2020 Form 10-K. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

See Note 2 in the Notes to the Financial Statements. We have reviewed accounting pronouncements issued during the past two years and have adopted any that are applicable to the Company. We have determined that none had a material impact on our financial position, results of operations, or cash flows for the periods presented in this report.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (“SPE”s).

ITEM 3.QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

ITEM 4.CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and procedures that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by our Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to our management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Our management carried out an evaluation under the supervision and with the participation of our Principal Executive Officer and Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (“Exchange Act”). Based upon that evaluation, our Principal Executive Officer and Principal Financial Officer have concluded that our disclosure controls and procedures were effective as of April 30, 2021.

Changes in Internal Controls

  There have not been any changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended April 30, 2021 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1.LEGAL PROCEEDINGS

None.

ITEM 1A.RISK FACTORS

Notwithstanding that we are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this Item 1A, in light of the current COVID-19 pandemic, the Company is including the following Risk Factor in its Quarterly Report.

The COVID-19 global pandemic has had an adverse effect on our operations and the potential commercialization of the licensed intellectual property.

On March 11, 2020, the World Health Organization characterized COVID-19 as a global pandemic. We are monitoring the situation closely, and our response to the COVID-19 pandemic continues to evolve. Our current principal responsive measures include implementing a mandatory work from home policy when possible, restricting airplane travel, rescheduling inspections and clearances for required regulatory clearances and permits at the efficacy testing laboratory, delaying sublicense marketing efforts, and updating our planning for future events in recognition of the fact that potential sublicensees are likely experiencing similar operating difficulties and others. We are also evaluating the impact of the pandemic on required equipment, components, and supplies that we and potential sublicensees will require. We actively monitor COVID-19-related developments and may take further actions that alter our business operations as may be required by federal, state, or local authorities or that we determine are in the best interests of our personnel, sublicensees, vendors, and stockholders. The effects of these operational modifications will be reflected in current and future reporting periods. Further, we cannot predict the rate at which restrictions may be lifted as the vaccination efforts proceed.

For us, the COVID-19 pandemic substantially delayed the efforts to put the efficacy testing laboratory in full service as we worked to complete regulatory inspections and clearances, obtain necessary equipment and supplies, and assemble required international technical expertise, consultants, and personnel. These delays resulted

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

in additional costs and delays in completing the planned testing and, in turn, submitting applications for required regulatory approvals. We are unable to launch our sublicensing program until the Efficacy Demonstration is substantially complete and required regulatory clearances are obtained.

The duration and magnitude of the COVID-19 pandemic impact on our business operations and overall financial performance are unknown at this time and will depend on numerous circumstances outside our control or the ability of anyone to predict accurately. The secondary and tertiary unpredictable economic effects on our business and on the worldwide economy could be quite adverse. The probability of reoccurrences of widespread or localized virus outbreaks is high and may continue for many months, likely resulting in further government-ordered lockdowns, stay-home or shelter-in-place orders and social distancing; restrictions on travel; and other extensive measures. Effective treatments for those infected by the virus have been improved but remain uncertain. Widespread inoculations with recently approved preventive vaccine currently is inadequate to achieve so-called “herd immunity,” either in most of the United States or the rest of the world. The world-wide vaccination efforts likely continue for months, if not years. In some areas, vaccines are not widely accepted. We cannot predict the effect of these circumstances on us and our vendors, suppliers, and potential sublicensees; the global economy and political conditions; and the health of our personnel, consultants, and their families; all of which will affect how quickly and to what extent normal economic and operating activities can resume.

Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse effect on our business as a result of its global economic impact, including any resulting and ongoing recession or increases in the goods or services we require. All of these circumstances likely exert similar hardships on those with which we deal, such as vendors, shippers, distributors, and sublicensees. As a result, we have made adjustments to, and will need to continue to adjust, our business and expenditures in an effort to correlate our activities with business exigencies, including restrictions of executive and personnel travel, hiring freezes or delays, and limitations on marketing. The ultimate financial impact and duration of all of the foregoing cannot now be predicted and may well exceed our expectations or our ability to cope with them.

ITEM 2.UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEDS

On April 27, 2021, the Company issued 115,000 restricted shares of Common Stock to Thomas K. Emmitt upon Mr. Emmitt’s cashless exercise of 200,000 vested options at an exercise price of $5.10 per share on April 22, 2021. Based on the closing price of the Company’s Common Stock of $12.00 on April 22, 2021, 85,000 shares were canceled in payment of the aggregate exercise price of $1,020,000, resulting in the issuance of the 115,000 shares. No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.  As an officer and director of the Company, Mr. Emmitt is intimately acquainted with the Company’s business plan and proposed activities at the time of issuance and possessed information on the Company necessary to make an informed investment decision.

Also, on April 27, 2021, the Company issued 126,882 restricted shares of Common Stock to Aristotle Popolizio upon Mr. Popolizio’s cashless exercise of 200,000 vested options at an exercise price of $5.10 per share on April 26, 2021. Based on the closing price of the Company’s Common Stock of $13.95 on April 26, 2021, 73,118 shares were canceled in payment of the aggregate exercise price of $1,020,000, resulting in the issuance of the 126,882 shares. No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.  As an officer and director of the Company, Mr. Popolizio is intimately acquainted with the Company’s business plan and proposed activities at the time of issuance and possessed information on the Company necessary to make an informed investment decision.

Also, on April 27, 2021, the Company issued 126,882 restricted shares of Common Stock to Peter Whitton upon Mr. Whitton’s cashless exercise of 200,000 vested options at an exercise price of $5.10 per share on April 26, 2021. Based on the closing price of the Company’s Common Stock of $13.95 on April 26, 2021, 73,118 shares were canceled in payment of the aggregate exercise price of $1,020,000, resulting in the issuance of the 126,882 shares. No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.  As a director of the Company, Mr. Whitton is intimately acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

Also, on April 27, 2021, the Company issued 126,882 restricted shares of Common Stock to Evripides (Roy) Drakos upon Mr. Drakos’ cashless exercise of 200,000 vested options at an exercise price of $5.10 per share on April 26, 2021. Based on the closing price of the Company’s Common Stock of $13.95 on April 26, 2021, 73,118 shares were canceled in payment of the aggregate exercise price of $1,020,000, resulting in the issuance of the 126,882 shares. No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.  As a director of the Company, Mr. Drakos is intimately acquainted with the Company’s business plan and proposed activities at the time of issuance and possessed information on the Company necessary to make an informed investment decision.

ITEM 3.DEFAULTS UPON SENIOR SECURITIES

None

ITEM 5.OTHER INFORMATION

Subsequent Events

Unregistered Sale of Common Stock

On May 25, 2021, the Company issued 23,334 restricted shares of Common Stock to an accredited investor for cash at $3.00 per share for aggregate consideration of $70,000.  No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

On June 15, 2021, the Company issued 50,000 restricted shares of Common Stock to three accredited investors for cash at $3.00 per share for aggregate consideration of $150,000.  No underwriters were involved in the transaction. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

Consulting Agreement

On June 7, 2021 the Company entered into a Consulting Agreement with Fourth and G Holdings, LLC, a Delaware limited liability company (the “Consultant”), owned and controlled by Christopher Ganan.  Mr. Ganan, a seasoned executive and entrepreneur, through his entity, will advise the Company on various projects and undertakings, in furtherance of the Company’s long-term objectives, growth and optimizing the value of the Company.  The term of the Consulting Agreement is two (2) years, subject to earlier termination.

Pursuant to the Consulting Agreement, in consideration for certain advisory services rendered by the Consultant, the Company granted Consultant a Warrant (the “Tranche 1 Warrant”) to purchase 1,500,000 shares of Common Stock at an exercise price of $3.00 per share. The Tranche 1 Warrant shall vest, subject to the Consultant’s continued services with the Company under the Consulting Agreement, through the applicable vesting date, as follows:

(a)right to purchase three hundred thousand (300,000) Warrant Shares will vest and be exercisable on the Effective Date;

(b)provided the Consulting Agreement is in full force and effect, right to purchase an additional 400,000 Warrant Shares shall vest and be exercisable on the sixth month anniversary of the Effective Date;

(c)provided the Consulting Agreement is in full force and effect, right to purchase an additional 400,000 Warrant Shares shall vest and be exercisable, on the one-year anniversary of the Effective Date;

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

(d)provided the Consulting Agreement is in full force and effect, right to purchase an additional 400,000 Warrant Shares shall vest and be exercisable, on the two-year anniversary of the Effective Date; and.

Notwithstanding Sections 4(a) through (d) above, in the event of a Transaction as defined in the Consulting Agreement, unvested Warrants may be subject to acceleration of vesting as provided in Section 4.3 of the Consulting Agreement.

Additionally, in consideration for services by the Consultant related to the sale of Sublicense Agreements, the Company granted Consultant a Warrant (the “Tranche 2 Warrant”) to purchase 28,500,000 shares of Common Stock at an exercise price of $3.00 per share. Subject the Consulting Agreement being in full force and effect, the Tranche 2 Warrant shall vest as follows:

(a)the right to purchase 8,500,000 Warrant Shares will vest and be exercisable upon the execution of the fifth (5th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(b)the right to purchase an additional 6,000,000 Warrant Shares will vest and be exercisable upon the execution of the tenth (10th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(c)the right to purchase an additional 5,000,000 Warrant Shares will vest and be exercisable upon the execution of the fifteenth (15th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(d)the right to purchase an additional 4,000,000 Warrant Shares will vest and be exercisable upon the execution of the twentieth (20th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(e)the right to purchase an additional 2,000,000 Warrant Shares will vest and be exercisable upon the execution of the first Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement;

(f)the right to purchase an additional 2,000,000 Warrant Shares will vest and be exercisable upon the execution of the second Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement; and

(g)the right to purchase an additional 1,000,000 Warrant Shares will vest and be exercisable upon the execution of the third Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement.

Notwithstanding Sections 4(a) through (g) above, in the event of a Transaction as defined in the Consulting Agreement, unvested Warrants may be subject to acceleration of vesting as provided in Section 4.3 of the Consulting Agreement.

The Tranche 1 and Tranche 2 Warrants may be exercised by the payment of the aggregate exercise price cash payment of immediately available funds, or pursuant to the Cashless Exercise as described in the Consulting Agreement.

Further, pursuant to the Consulting Agreement, if the Company closes a Transaction with a Transaction Value of less than $1.25 Billion, the Company shall pay the Consultant a Transaction Bonus of 5,000,000 shares of Common Stock.

The foregoing summary descriptions of the terms of the Consulting Agreement, Tranche 1 and Tranche 2 Warrants, are a summary only and does not purport to be complete, may not contain all information that is of interest to the reader and is qualified in its entirety by reference to the full text of the Consulting Agreement, Trance

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

1 Warrant and Tranche 2 Warrant, attached as Exhibits 10.01, 10.02 and 10.02 to the Current Report on Form 8-K filed by the Company on June 16, 2021.

Current Legislative Status

On April 19, 2021, the House of Representatives passed the “Secure and Fair Enforcement Banking Act of 2021 (the SAFE Act”) by a vote of 321-101. The bill now moves to the Senate, where it has significant support but also faces challenges. If passed, the SAFE Act would enable cannabis companies to access and use FDIC-insured financial institutions, including banks. Administration observers have indicated that they believe President Biden may approve the SAFE Act approach.

ITEM 6.EXHIBITS

1. Financial Statements.

•The unaudited Consolidated Balance Sheet as of April 30, 2021 and the audited balance sheet as of July 31, 2020;

•the unaudited Consolidated Statements of Operations for the three and nine-month periods ended April 30, 2021 and 2020;

•the unaudited Consolidated Statements of Cash Flows for the nine-month periods ended April 30, 2021 and 2020; and

•the unaudited Consolidated Statement of Stockholders’ Equity (Deficit) for the nine-month periods ended April 30, 2021 and 2020, together with

•the notes thereto, are included in this Quarterly Report on Form 10-Q.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

3. Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number*	Description of Exhibit
3(i)	Amended and Restated Articles of Incorporation of Bakhu Holdings Corp. (1)
3(ii)	Amended and Restated By-Laws of Bakhu Holdings Corp. (1)
4(i)	Certificate of Designation of Series A Preferred Stock (1)
4(ii)	Certificate of Designation of Series B Preferred Stock (1)
10.1	Patent and Technology License Agreement dated December 20, 2018 (2)
10.2	Amended and Restated Patent and Technology License Agreement dated December 31, 2019 (3)
10.3	Strategic Alliance Agreement between CBD Biotech Inc and ICS dated April 17, 2020 (4)
10.4	Sublicense Agreement between CBD Biotech and ICS dated April 22, 2020 (4)
10.5	Efficacy Demonstration Laboratory Agreement dated June 10, 2020 (5)
10.6	Amendment to Amended and Restated License Agreement dated September 22, 2020 (6)
10.7	Agreement, Assignment Waiver and Estoppel dated September 22, 2020 (6)
10.8	Form of Indemnification Agreement (6)
10.9	Assignment and Assumption Agreement dated September 22, 2020 (6)
10.10	Office Cost Sharing Agreement dated September 22, 2020 (6)
10.11	Consulting Agreement with Fourth and G Holdings, LLC dated June 7, 2021 (7)
10.12	Tranche 1 Warrant issued to Fourth and G Holdings, LLC dated June 7, 2021(7)
10.13	Tranche 2 Warrant issued to Fourth and G Holdings, LLC dated June 7, 2021(7)
31(i)	CEO certification pursuant to Section 302 of the Sarbanes – Oxley Act of 2002 (8)
31(ii)	CFO certification pursuant to Section 302 of the Sarbanes – Oxley Act of 2002 (8)
32	CEO and CFO certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (8)
101**

The following materials from the Company’s Annual Report on Form 10-K for the year ended July 31, 2020 formatted in Extensible Business Reporting Language (“XBRL”): (i) the balance sheets (unaudited); (ii) the statements of operations (unaudited); (iii) the statements of cash flows (unaudited); and, (iv) related notes.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase

(1)Previously filed on Form 8-K on August 22, 2018

(2)Previously filed on Form 8-K on December 27, 2018

(3)Previously filed on Form 8-K on January 14, 2020

(4)Previously filed on Form 8-K on April 27, 2020

(5)Previously filed on Form 8-K on June 12, 2020

(6)Previously filed on Form 8-K on October 1, 2020

(7)Previously filed on Form 8-K on June 16, 2021

(8) Filed herewith

*

All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

**

Users of this data are advised that, pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or Annual Report for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Exchange Act of 1934 and otherwise are not subject to liability.

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2021

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bakhu Holdings, Corp.

Dated: June 18, 2021	/s/ Thomas K. Emmitt
By: Thomas K. Emmitt
Its: Chief Executive Officer Principal Executive Officer

Dated: June 18, 2021	/s/ Thomas K. Emmitt
By: Thomas K. Emmitt
Its: Chief Financial Officer Principal Financial Officer